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                                                                     Exhibit 11

               ELECTRONIC TELE-COMMUNICATIONS, INC. AND SUBSIDIARY
                        COMPUTATION OF EARNINGS PER SHARE
                THREE-MONTH PERIODS ENDED MARCH 31, 1998 AND 1997


Earnings (loss) net of dividends paid (undistributed earnings) are allocated equally per share to weighted average Class A shares, as adjusted for the dilutive effect of stock options using the treasury stock method, and weighted average Class B shares outstanding during the year. Earnings (loss) per Class A and Class B common share were computed, as shown in the table below, by adding dividends paid per Class A and Class B common share (distributed earnings) to undistributed earnings.

The following table sets forth the computation of basic and diluted earnings per share:

                                                                                         THREE MONTHS ENDED
                                                                                              MARCH 31
                                                                                         1998           1997
                                                                                    ------------------------------
Numerator for basic and diluted earnings per share:
 Net earnings (loss)                                                                    $ (244,083)   $    77,930
 Less dividends paid:
  Class A common                                                                            80,358        120,237
  Class B common                                                                                 -              -
                                                                                    ------------------------------
 Undistributed earnings (loss)                                                          $ (324,441)   $   (42,307)

Denominator for basic and diluted earnings per share:
Weighted average shares:
  Class A common                                                                         2,008,949      2,003,949
  Class B common                                                                           499,999        500,000
                                                                                    ------------------------------
   Total                                                                                 2,508,948      2,503,949

Calculation of basic and diluted earnings (loss) per share:
Class A common:
  Distributed earnings                                                                      $ 0.04    $      0.06
  Undistributed earnings (loss)                                                              (0.13)         (0.02)
                                                                                    ------------------------------
   Basic and diluted earnings (loss) per share                                          $    (0.09)   $      0.04
                                                                                    ==============================

 Class B common:
  Distributed earnings                                                                  $       -     $        -
  Undistributed earnings (loss)                                                              (0.13)         (0.02)
                                                                                    ------------------------------
   Basic and diluted earnings (loss) per share                                          $    (0.13)   $     (0.02)
                                                                                    ==============================


Options to purchase shares of Class A common stock under the Company's Nonqualified Stock Option Plan were outstanding during the three month periods ended March 31, 1998 and 1997. However, these shares were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares and, therefore, the effect would be antidilutive.






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